UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
(Date of Report (date of earliest event reported)): September 23, 2005
National Bancshares Corporation

(Exact name of registrant specified in its charter)

Ohio	0-14773	34-1518564

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

112 West Market Street, Orrville, Ohio	44667

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (330) 682-1010
[not applicable]

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     On September 21, 2005 National Bancshares Corporation and its subsidiary bank, First National Bank, announced that Larry M. Cardinal, Jr.’s service as Vice President, Treasurer for National Bancshares Corporation and Vice President, Controller for First National Bank has been terminated effective September 21, 2005, due to reorganization and job consolidation.
     The bank is in discussions with Mr. Cardinal for the purpose of reaching agreement concerning severance arrangements. The agreement under negotiation with Mr. Cardinal provides that Mr. Cardinal is eligible to participate in a Special Separation Agreement dated September 24, 2004, for six months from termination date. A copy of this Special Separation Agreement was included as an exhibit in National Bancshares Corporation’s Form 10-Q for the quarter ended September 30, 2004.
     On September 21, 2005 National Bancshares Corporation and its subsidiary bank, First National Bank, announced that Marc Valentin, age 38, has been appointed Vice President, Treasurer for National Bancshares Corporation and Vice President, Controller for First National Bank, effective September 21, 2005. He is the principal accounting officer. He will retain his human resource and development responsibilities.
     A graduate of The University of Akron (BS Accounting), Valentin has 16 years of business experience. A licensed certified public accountant, he began his career in public accounting. He joined First National Bank, one year ago, serving as Vice President, Human Resources and Development. Prior to that, he spent eight and one half years as a controller of Contours, Ltd., a steel-wire manufacturer in North Central Ohio that was acquired in 2003. In this role, he was responsible for all accounting and financial aspects of the business, human resources and purchasing of this business with 170 employees and annual revenues of $40 million. During his last year with the manufacturer, the company was acquired and he was promoted to business unit controller for three manufacturing plants. Valentin is a certified program leader for Kepner Tregoe Problem Solving and Decision Making. A resident of Wadsworth, Ohio, Valentin serves as Immediate Past Chairman for Hospice and Palliative Care of Greater Wayne County (Ohio), is a board member of the Orrville Area Chamber of Commerce and serves on the finance committee of Boys’ Village.
     Mr. Valentin signed a Special Separation Agreement dated September 24, 2004. A copy of this Special Separation Agreement was included as an exhibit in National Bancshares Corporation’s Form 10-Q for the quarter ended September 30, 2004. However, with Mr. Valentin’s new duties effective September 21, 2005, the bank and Mr. Valentin are in discussions to revise the agreement based on his new duties as principal accounting officer. There will be no changes to the agreement insofar as the calculation of any severance benefit.

ITEM 9.01 Exhibits
99.1 National Bancshares Corporation press release dated September 23, 2005.
Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Bancshares Corporation
Date: September 23, 2005	/s/ Charles J. Dolezal

Charles J. Dolezal President and Chief Executive Officer